UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2019

UNION ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-38405	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

444 Madison Avenue, Fl. 34
New York, NY 10022
(Address of Principal Executive Offices) (Zip Code)

(212) 981-0630
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On March 14, 2019, Union Acquisition Corp., a Cayman Islands exempted company (“UAC” or the “Company”) successfully completed its previously announced business combination (the “Business Combination”) with Bioceres LLC (“Bioceres”). The Company’s ordinary shares and public warrants will begin trading on NYSE American on March 15, 2019 under the new symbols BIOX and BIOX WS, respectively, and the Company’s new name upon the consummation of the Business Combination is Bioceres Crop Solutions Corp.

Item 1.01 Entry into a Material Definitive Agreement.

Side Letter to Share Exchange Agreement

In connection with the Business Combination, the Company entered into a Letter Agreement, dated as of March 14, 2019 (the “Letter Agreement”), by and between UAC, Joseph J. Schena, solely in his capacity as representative of the holders of the ordinary shares of the Company prior to the closing the Business Combination (the “Pre-Closing Union Representative”) and Bioceres, amending certain terms of that certain Share Exchange Agreement, dated as of November 8, 2018, by and among the Company, the Pre-Closing Union Representative and Bioceres, as may be amended from time to time (the “Share Exchange Agreement”). Pursuant to the Letter Agreement, among other things, the Company, at the direction of Bioceres, shall deliver at the closing of the Business Combination, the following ordinary registered shares of the Company (“Registered Shares”) which Bioceres would otherwise be entitled to receive pursuant to the terms and conditions of the Share Exchange Agreement: (i) 1,000,000 Registered Shares, via deposit and withdrawal at custodian (DWAC), to Deutsche Bank Trust Company America (the “Custodian”), to be held by the Custodian on behalf of the shareholders of Bioceres S.A., as beneficial owners; (ii) 579,929 Registered Shares to the persons and in the amounts set forth on Schedule 1 thereto, in exchange for an equal number of unregistered ordinary shares of the Company delivered by the persons set forth on Schedule 1 to the Share Transfer Agreement (as defined below) and pursuant thereto, to Bioceres, subject to customary restrictions on transfer applicable to privately held and/or control securities; and (iii) 4,736,736 Registered Shares in the amounts set forth on Schedule 2 thereto as consideration payable to the Grantors (as defined below) for Bioceres’ exercise of the Rizobacter Call Option (as defined in the Share Exchange Agreement) pursuant to the Rizobacter Call Option Agreement, entered into on October 22, 2018 (the “Rizobacter Call Option Agreement”), by RASA Holding LLC, a Delaware limited liability company, Pedro Enrique Mac Mullen, Maria Marta Mac Mullen and International Property Services Corp. (the “Grantors”). In exchange for the delivery of 4,736,736 Registered Shares to the Grantors that Bioceres would otherwise be entitled to receive pursuant to the terms and conditions of the Share Exchange Agreement, the Company agreed in the Letter Agreement to deliver an equal number of unregistered ordinary shares of the Company held in treasury to Bioceres.

A copy of the Letter Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Letter Agreement is qualified in its entirety by reference thereto.

Share Transfer Agreement

In connection with the Business Combination, the Company entered into a Share Transfer Agreement, dated as of March 14, 2019 (the “Share Transfer Agreement”), by and between the persons and entities listed on Schedule 1 and, without duplication, Schedule 2 thereto (collectively, the “Founders”) and Bioceres, pursuant to which, (i) in connection with the transactions contemplated by the Side Letter, the Founders set forth on Schedule 1 to the Share Transfer Agreement have agreed to transfer to Bioceres in the aggregate 579,929 unregistered ordinary shares held by such Founders, in the amounts set forth opposite each such Founder’s name on Schedule 1; and (ii) as additional consideration payable to Bioceres in connection with the Business Combination, the Founders set forth on Schedule 2 to the Share Transfer Agreement have agreed to transfer to Bioceres in the aggregate 862,500 unregistered ordinary shares held by such Founders, in the amounts set forth opposite each such Founder’s name on Schedule 2. The transfers described in clauses (i) and (ii) of this paragraph, have been made in reliance on an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and shares thus transferred remain subject to customary restrictions on transfer applicable to privately held and/or control securities.

A copy of the Share Transfer Agreement is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Share Transfer Agreement is qualified in its entirety by reference thereto.

Amendment No. 1 to Stock Escrow Agreement

On March 14, 2019, the Company entered into an amendment (“Amendment No. 1”) to the Stock Escrow Agreement, dated as of February 27, 2018 (the “Stock Escrow Agreement”), by and among the Company, the Initial Shareholders (as defined in Amendment No. 1) and Continental Stock Transfer & Trust Company, as escrow agent, pursuant to which the parties agreed to add a provision to the Stock Escrow Agreement providing that at any time during the Escrow Period all or any portion of the Escrow Shares may be released from escrow and/or the restrictions on transfer set forth in the Stock Escrow Agreement may be removed (other than the customary restrictions on transfer applicable to privately held and/or control securities), provided, that all of the parties to the Stock Escrow Agreement provide their consent.

A copy of Amendment No. 1 is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of Amendment No. 1 is qualified in its entirety by reference thereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01. The material terms and conditions of the Share Exchange Agreement are described on p. 94-105 of the Company’s definitive proxy statement/prospectus dated February 7, 2019 (the “Proxy Statement”) in the section entitled “PROPOSAL NO. 1—THE BUSINESS COMBINATION AND RIZOBACTER CALL OPTION AGREEMENT PROPOSAL.”

As previously reported, the Business Combination was approved by the shareholders of the Company at the Extraordinary General Meeting held on February 27, 2019 (the “Meeting”). At the Meeting, 14,195,163 (or approximately 99% of the UAC ordinary shares voting at the meeting) were voted in favor of the proposal to approve the Business Combination, 150,390 ordinary shares of UAC were voted against that proposal, no UAC ordinary shares abstained and there were no broker non-votes.

Upon the consummation of the Business Combination, each outstanding UAC right converted automatically into 1/10 of one UAC Registered Share and ceased trading on the NYSE upon conversion. All previously outstanding UAC ordinary shares and public warrants remain outstanding and will begin trading under new symbols, BIOX and BIOX WS, respectively, on NYSE American on March 15, 2019. In addition, UAC changed its name to Bioceres Crop Solutions Corp.

At the effective time of the Business Combination, (i) Bioceres holds 20,799,509 Registered Shares and 6,179,165 unregistered ordinary shares of the Company; (ii) the Founders set forth on Schedule 1 and 2 of the Share Transfer Agreement, without duplication, collectively hold 664,829 Registered Shares; (iii) the Founders set forth on Schedule 2 to the Share Transfer Agreement collectively hold 1,432,571 unregistered ordinary shares of the Company; (iv) the shareholders of Bioceres S.A., as beneficial owners holding their shares through the Custodian, collectively hold 1,000,000 Registered Shares; (v) the Grantors collectively hold 4,736,736 Registered Shares; and (vi) the minority holders of Bioceres Semillas S.A. (“Bioceres Semillas”), who have exercised their tag-along rights pursuant to the shareholders agreement of Bioceres Semillas, to which each such shareholder is a party (as described in the Proxy Statement), collectively hold 119,443 unregistered ordinary shares of the Company.

The Business Combination was consummated on March 14, 2019 and upon the consummation thereof, Bioceres Crop Solutions Corp. intends to report as a foreign private issuer. Bioceres Crop Solutions Corp. intends to disclose all of the required Form-10 information on Form 20-F, to be filed with the Securities and Exchange Commission within four business days of the date hereof.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the transactions contemplated by the Share Exchange Agreement and the Letter Agreement, the Company issued 4,736,736 unregistered ordinary shares held in treasury to Bioceres and 119,443 unregistered ordinary shares held in treasury to the minority holders of Bioceres Semillas in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act, based on the following factors: (i) the number of offerees, (ii) the absence of general solicitation, (iii) investment representations obtained, including with respect to investment purpose and accredited investor status, and (v) the placement of restrictive legends on the certificates reflecting the securities.

Item 5.01 Changes in Control of Registrant.

The disclosure set forth in the “Introductory Note” and in Item 2.01 above is incorporated by reference into this Item 5.01.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Side Letter to Share Exchange Agreement, dated as of March 14, 2019, by and among Union Acquisition Corp., Joseph J. Schena as Pre-Closing Union Representative and Bioceres LLC
10.2	Share Transfer Agreement, dated as of March 14, 2019, by and among the Founders and Bioceres LLC
10.3	Amendment No. 1 to the Stock Escrow Agreement, dated as of March 14, 2019, by and among Union Acquisition Corp., the Initial Shareholders and the Escrow Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2019

UNION ACQUISITION CORP.

By:	/s/ Kyle. P. Bransfield
Name: Kyle P. Bransfield
Title: Chief Executive Officer